UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 8, 2019

Universal Biosensors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52607	98-0424072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Avenue Rowville, 3178, Victoria Australia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

+61 3 9213 9000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed by Universal Biosensors, Inc. (the “Company”), the Company’s wholly-owned operating subsidiary, Universal Biosensors Pty Ltd (“UBS”) (the Company and UBS collectively referred to as “UBI”), and Siemens Healthcare Diagnostics Inc. (“Siemens”) are parties to:

•

a Collaboration Agreement dated September 9, 2011, as amended on September 20, 2012 (the “Collaboration Agreement”) (a copy of which was incorporated by reference to our Quarterly Report on Form 10-Q filed on November 3, 2011 as Exhibit 10.20), pursuant to which the parties are collaborating in the development of coagulation-related test strip products (the “Original Products”), and associated readers for the Original Products (the “Readers”) for commercialization by Siemens in the hospital point-of-care and ambulatory care coagulation markets;

•

a Supply Agreement dated September 20, 2012, pursuant to which UBS will manufacture and supply the Original Products to Siemens (the “Supply Agreement”) (a copy of which is incorporated by reference to our Quarterly Report on Form 10-Q/A filed on February 4, 2013 as Exhibit 10.2);

•

a letter agreement titled “Supplemental Agreement – Reader Product Support Obligations and Responsibilities” dated September 20, 2012 (the “Reader Letter”) (a copy of which was incorporated by reference to our Quarterly Report on Form 10-Q/A filed on February 4, 2013 as Exhibit 10.3);

•	a letter agreement dated December 12, 2014 (the “December 2014 Letter”); and

•

a letter agreement titled “Conditional Prepayment of Milestones and other amendments” dated March 9, 2016 (the “Prepayment Letter”) (a copy of which was incorporated by reference to our Quarterly Report on Form 10-Q filed on April 21, 2016 as Exhibit 10.2).

On February 8, 2019, UBI and Siemens entered into a term sheet agreement (the “Term Sheet Agreement”) with respect to the following matters:

The Term Sheet Agreement provides that UBI and Siemens have agreed to negotiate in good faith for a specified period (subject to extension if mutually agreed) (the “Negotiation Period”) possible modifications to their commercial relationship, including the Collaboration and the Supply Agreements.

Under the Term Sheet Agreement, and to facilitate their negotiations, UBI has agreed not to make any dividend payments or similar distributions, or engage in M&A transactions (subject to an exception which would allow the Company or UBS to enter into M&A transactions where the directors of the Company determine, in good faith, that not proceeding with such a transaction would be inconsistent with their fiduciary duties).

Under the Term Sheet Agreement, and to facilitate their negotiations, UBI’s obligations to apply commercially reasonable efforts and to apply reasonably necessary resources to certain research and development activities under the Collaboration Agreement are suspended during the Negotiation Period.

The foregoing is a summary of certain terms of the Term Sheet Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019. The Company intends to seek confidential treatment for certain portions of the Term Sheet Agreement pursuant to a confidential treatment request that it intends to submit to the Securities and Exchange Commission.

Item 3.03 Material Modification to Rights of Security Holders

Pursuant to the Term Sheet Agreement described above under Item 1.01, UBI has agreed not to make dividend payments or similar distributions during the Negotiation Period described in the Term Sheet Agreement.

Item 7.01 Regulation FD

The Company filed a release with the Australian Securities Exchange (“ASX Release”) on February 11, 2019 announcing entry into the Term Sheet Agreement. A copy of the ASX Release is included as Exhibit 99.1 to this current report on Form 8-K. The information in the ASX Release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Pursuant to General Instruction B.2 of Form 8-K, the following exhibits are furnished with this Form 8-K.

99.1	Press Release of Universal Biosensors, Inc., dated February 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Biosensors, Inc.
Date: February 11, 2019
	By:	/s/ Salesh Balak
Salesh Balak
Chief Financial Officer

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